Exhibit 12.1

Marsh & McLennan Companies, Inc. and Subsidiaries
Ratio of Earnings to Fixed Charges
(In millions, except ratios)

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                                                      Six
                                                     Months
                                                      Ended                                Years Ended December 31,
                                                     June 30,             ------------------------------------------------------
                                            ---------------------------
                                              2003           2002           2002        2001       2000        1999       1998
--------------------------------------------------------------------------------------------------------------------------------
Earnings
--------
Income before income taxes and
   minority interest*                         $1,240         $1,186         $2,133      $1,590     $1,955      $1,255     $1,305

Interest expense                                  89             75            160         196        247         233        140

Portion of rents representative of
   the interest factor                            75             59            135         122        120         121        104

Amortization of capitalized interest               -              -             -           -          -           1           1
--------------------------------------------------------------------------------------------------------------------------------
                                              $1,404         $1,320        $2,428      $1,908      $2,322     $1,610      $1,550
================================================================================================================================

Fixed Charges
-------------
Interest expense                                 $89            $75          $160        $196        $247       $233        $140

Portion of rents representative of
   the interest factor                            75             59           135         122         120        121         104
--------------------------------------------------------------------------------------------------------------------------------
                                                $164           $134          $295        $318        $367       $354        $244
================================================================================================================================

Ratio of Earnings to Fixed Charges
                                                 8.6            9.9           8.2         6.0         6.3        4.5         6.4


* Minority interest has been reclassified in the prior years (1998-1999) to conform to the current year presentation.